                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("this Agreement") is made and entered into to be effective for all purposes as of October 2, 2000 ("the Effective Date"), by and between Bobby Allison Wireless Corporation ("Employer"), a corporation organized and existing under the laws of the State of Florida, and WILLIAM L. McMAHON ("Employee"), a Florida resident.

                              W I T N E S S E T H:
                              - - - - - - - - - -


         1. Employment. Employer hereby employs Employee as its Chief Financial Officer and Employee hereby accepts such employment upon the terms and conditions hereinafter set forth.

         2. Term. Subject to the provisions of termination set forth hereinbelow, the initial term of this Agreement shall commence on the Effective Date and shall expire two (2) years thereafter ("the Initial Term"). The Initial Term shall be comprised of two (2) consecutive twelve (12) month periods; moreover, for the purposes of this Agreement, each such period is hereinafter referred to as a "twelve (12) month period", wherever such terminology appears in this Agreement. Upon expiration of the Initial Term, this Agreement shall be automatically renewed for successive one (1) year terms unless either party provides a written notice of termination to the other party no later than sixty
(60) days prior to the commencement of such renewal term. For the purposes of this Agreement, all references to "the term of this Agreement", "the term hereof", "the term", or similar terminology shall include the Initial Term and each renewal term; moreover, each renewal term is hereinafter referred to as a "twelve (12) month period", wherever such terminology appears in this Agreement.

         3.       Compensation.

         (a) During the first twelve (12) month period of this Agreement, Employer shall pay Employee an annual salary of $130,000; provided further, such salary shall be paid in periodic installments in accordance with Employer's customary payroll practices. Upon the completion of each twelve (12) month period of this Agreement, Employer's Board of Directors ("the Board") shall review Employee's annual salary to determine Employee's annual salary with respect to the twelve (12) month period immediately succeeding such completed twelve (12) month period; however, such review shall not entitle Employee to receive any increase in annual salary, and any increase shall be determined by the Board, in its sole discretion.

         (b) Employer uses a calendar year ending December 31 for financial accounting and tax reporting purposes. Beginning with the calendar year ending December 31, 2001, with respect to each partial or full calendar year in which all or part of any twelve (12) month period of this Agreement is included, Employee shall be entitled to receive incentive compensation determined with reference to each such calendar year, as provided for in this Subsection (b).

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

The incentive compensation payable to Employee shall be determined on an annual basis by the Board with respect to each partial calendar year and each full calendar year during which this Agreement is in force. The Board shall ratify the incentive compensation to which Employee is entitled within eighty-five (85) days after the last day of each applicable calendar year. With respect to each applicable calendar year, Employee's incentive compensation for such calendar year shall be an amount equal to two percent (2%) of Employer's "Consolidated After-Tax Income". For the purpose of this Agreement, the Consolidated After-Tax Income shall be the income after income taxes as reported on Employer's Form 10-KSB, Form 10-K, or similar document filed with the United States Securities & Exchange Commission with respect to each applicable calendar year, or if no Form 10-KSB, Form 10-K, or similar document is filed by Employer, the income after income taxes as reported on Employer's audited financial statement as determined in accordance with generally accepted accounting principles applied consistently with respect to each applicable calendar year, for Employer and each subsidiary of Employer. The incentive compensation to which Employee is entitled under this Agreement shall be paid to Employee, in cash or immediately available funds, within ninety (90) days after the last day of each applicable calendar year. If during any applicable calendar year this Agreement is terminated for any reason or expires, and if cessation of Employee's employment occurs before the conclusion of such calendar year, Employee shall be eligible to receive prorated incentive compensation with respect to such calendar year. The proration shall be achieved by multiplying the Consolidated After-Tax Income (as described above) for the full calendar year during which such cessation of employment occurred by a fraction, the numerator of which shall be the number of days of such calendar year during which Employee was employed under this Agreement, and the denominator of which shall be the total number days in such calendar year. Such prorated incentive compensation shall be payable to Employee in lieu of any other incentive compensation under this Agreement with respect to such calendar year, and shall be paid to Employee, in cash or immediately available funds, within ninety (90) days after the last day of such calendar year. Notwithstanding the foregoing, if Employee provides services to a competitor of Employer or any subsidiary of Employer, whether as an employee, officer, director, independent contractor, consultant, agent, or otherwise, such services being of a nature that can reasonably be expected to involve the knowledge, skills, and experience used or developed by Employee while employed by Employer, then Employee's incentive compensation under this Agreement shall be forfeited and terminated, subject to a contrary determination by the Board.

         4.       Fringe Benefits.

         (a) Benefit Plans. Upon meeting the applicable eligibility requirements, Employee shall be entitled to be a participant in any executive benefit plans maintained by Employer. For the purpose of this Agreement, executive benefit plans shall not include compensation plans.

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

         (b) Health Insurance. During the term of this Agreement, Employer shall provide and maintain health insurance coverage for Employee. Such health insurance shall cover Employee, Employee's spouse, and Employee's dependents. Employer shall pay all of the health insurance premiums for Employee's coverage and for coverage of Employee's spouse and dependents. Such health insurance coverage shall be comparable to the health insurance coverage provided to similarly situated executive employees of Employer.

         (c) Business Liability Insurance. During the term of this Agreement, Employer shall, at its expense, acquire and maintain business liability insurance coverage as may be necessary to protect Employee for any claims arising out of Employee's conduct, acts, or omissions arising within the scope of employment hereunder.

         (d) Automobile Allowance. During the term of this Agreement, Employer shall, at its expense, provide Employee with an automobile allowance in the amount of $500.00 per month for use by Employee in connection with rendering services on behalf of Employer. Employee shall use his personal automobile in connection with Employee's performance of services on behalf of Employer and the furtherance of Employer's business. Employee shall use the automobile allowance to defray the expenses incurred or paid by Employee with respect to the use of his personal automobile for the foregoing purposes, and Employer shall not be obligated to pay or reimburse Employee for any other costs or expenses directly or indirectly related to such automobile.

         (e) Business Expenses. During the term of this Agreement, Employer shall pay directly, or reimburse Employee for, reasonable business expenses incurred by Employee that are directly or indirectly related to Employee's performance of services on behalf of Employer or the furtherance of Employer's business. Employee shall keep appropriate records and documentation for such expenses in accordance with policies established by Employer.

         (f) Stock Options. During the term of this Agreement, Employee shall be entitled to participate in Employer's incentive stock option plan with respect to Employer's capital stock ("the Plan"). Pursuant to the terms and conditions of the Plan, Employee shall receive options to purchase 10,000 shares of Employer's capital stock at an exercise price of $10.00 per share. With respect to 4,000 shares, Employee's vesting date shall be October 2, 2000. With respect to 3,000 shares, Employee's vesting date shall be October 1, 2001. With respect to the remaining 3,000 shares, Employee's vesting date shall be October 1, 2002. Within a reasonable time after the Effective Date, Employer shall deliver to Employee documents evidencing Employee's participation in the Plan.

         (g) Severance Compensation. If Employer terminates Employee's employment hereunder without cause, then in addition to the compensation and

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benefits to which Employee is otherwise entitled as of such termination date,
Employer shall pay to Employee as severance compensation an amount equal to one-sixth (1/6) of Employee's annual salary in effect immediately prior to such termination.

         5. Duties. Employee is hereby engaged to render services, on behalf of Employer, in accordance with the laws of the State of Florida, applicable federal and state laws and regulations, and any applicable ethics rules. Employee shall perform the duties that are assigned from time to time by the Board, by Employer's President, or by Employer's Chief Executive Officer.

         6. Devotion of Full-Time to Employer's Business. During the term of this Agreement, Employee shall devote Employee's full attention and best efforts to the business of Employer. Except as otherwise provided in this Section 6, during the term of this Agreement, Employee shall not engage in or carry on or be employed by, directly or indirectly, any other business or profession, whether or not such other business or profession is in competition with Employer's business. Employee shall not write with respect to, or speak on, any aspect of Employer's business, without the prior written consent of Employer. Employee may, with the advance approval of Employer, seek and accept any elective or appointive office or position within any recognized trade or business association, attend meetings, seminars and conventions, and perform such other business activities as may be mutually agreed upon by Employee and Employer. Nothing herein contained shall prohibit Employee from investing or trading in stocks, bonds, commodities or other securities or forms of investments, including real property, provided such activities do not require an unreasonable amount of time by Employee and do not otherwise adversely affect Employer's business or Employee's performance of services on behalf of Employer under this Agreement.

         7.        Business of Employer.

         (a) Business Policies and Procedures. Employer shall have the authority to establish from time to time the business policies and procedures to be followed by Employee in performing services for Employer. Employee shall comply with all such policies and procedures, including Employer's drug testing policies and procedures.

         (b) Clientele. Employer shall have the authority to determine who shall be accepted as clients, customers, and contractors of Employer, and Employee recognizes that such accepted clients, customers, or contractors are Employer's, not Employee's clients, customers, or contractors.

         8. Vacations. With respect to the each twelve (12) month period of this Agreement, Employee shall be entitled to three (3) weeks paid vacation, at times to be determined by Employer, in the manner most convenient to Employer's business, and in accordance with Employer's policies. Unused vacation days may be carried over into future periods with the prior written consent of Employer, in Employer's sole discretion.

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

         9.       Illness or Incapacity.

         (a) If Employee becomes unable to devote the required time to the business of Employer during the term of this Agreement because of illness, incapacity, or disability, then during the period commencing with the date of such illness, incapacity, or disability and ending thirty (30) days thereafter, Employee shall continue to receive Employee's annual salary with respect to such period, in accordance with Section 3(a) hereinabove. Any amounts due to Employee pursuant to this Subsection (a) shall be reduced by the amount of disability benefits received by Employee as a result of any disability insurance coverage purchased and paid for by Employer.

         (b) If Employee shall not have resumed his duties on or before the last day of the period specified in Subsection (a) immediately above, then Employee's employment hereunder shall be deemed terminated as of the end of said period.

         (c) If Employee resumes his duties at any time on or before the last day of the period specified Subsection (a) immediately above, and if Employee continues to devote his required time to the business of Employer for at least thirty (30) days following resumption of his duties, then the period specified in Subsection (a) immediately above shall be deemed a separate and an independent period with respect to any illness, incapacity, or disability of Employee that arises after said resumption of duties and said devotion of time to Employer's business, and any subsequent period specified in Subsection (a) immediately above shall commence to run in the event of Employee's failure to carry out his duties after said resumption of duties and said devotion of time, because of illness, incapacity, or disability. However, if such resumed period of work is less than thirty (30) days, the portion of the period specified in Subsection (a) immediately above that immediately precedes Employee's resumed period of work shall be aggregated with the period of illness or incapacity immediately following Employee's resumed period of work and treated as a single period in determining the payments and the periods of time set forth in Subsection (a) immediately above and in determining the termination date of Employee's employment pursuant to Subsection (b) immediately above.

         (d) Any dispute regarding the existence, extent, or continuance of Employee's illness, incapacity, or disability shall be resolved by the determination of a majority of three (3) competent and reputable physicians who are not employees or contractors of Employer, one of whom shall be selected by Employee, one of whom shall be selected by Employer, and the third of whom shall be selected jointly by the other two (2) physicians. The determination of said physicians shall be binding upon the parties hereto. The costs of such determination shall be borne by Employer. Employee's refusal or failure to submit to any examination or test requested by such physicians shall constitute a material breach of this Agreement. Notwithstanding any contrary provision of

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this Agreement, in the event of any such refusal or failure, Employee, in
Employer's sole discretion, shall not be entitled to receive any benefits or compensation under this Section 9 and any incentive compensation under Section 3(b) hereinabove.

         10. Termination of Employment.

         (a) Employee may terminate his employment hereunder, without cause, upon sixty (60) days prior written notice. Upon Employer's receipt of such notice from Employee, Employer shall have the right to pay Employee, in advance, the compensation to which Employee is otherwise entitled for such sixty (60) day period and demand that Employee physically leave Employer's business premises; provided, further, Employer shall pay to Employee any other compensation and benefits to which Employee is entitled as of such termination date by virtue of any other provisions of this Agreement. Employer may terminate Employee's employment hereunder, without cause, upon sixty (60) days prior written notice. Upon Employer's delivery of such notice to Employee, Employer shall have the right to pay Employee, in advance, the compensation to which Employee is otherwise entitled for such sixty (60) day period and demand that Employee physically leave Employer's business premises; provided further, Employer shall pay to Employee any other compensation and benefits to which Employee is entitled as of such termination date by virtue of any other provisions of this Agreement, and notwithstanding any contrary provision of this Agreement, any such advance payment shall be in lieu of, and shall constitute a full satisfaction of Employer's obligation to pay Employee, the severance compensation described in Section 4(g) hereinabove.

         (b) Employer may terminate the employment of Employee hereunder, without notice, upon Employee's failure to perform the duties assigned to him by the Board, or for other good cause. For the purpose of this Agreement, the term "good cause" shall include: (1) a pattern of conduct which tends to hold Employer up to ridicule, or which adversely affects Employer, in the business community pertaining to Employer's business, (2) engaging in conduct disloyal to Employer, (3) non-diligent performance of duties, (4) failure to appear for work during regularly scheduled hours without a sufficient reason, (5) conviction of any crime, and (6) dependence upon, or abuse of, any addictive substance, including but not limited to, alcohol, amphetamines, barbiturates, LSD, cocaine, marijuana, or narcotic drugs. Notwithstanding the foregoing, Employee's employment may not be terminated for any conduct set forth in clauses (1) through (4) above unless such conduct continues after Employer has served written demand on Employee to cease or rectify such conduct and Employee has failed to comply with such demand. For the purposes of clause (6) above, a determination of such dependence or such abuse shall be made by the decision of a majority of three (3) competent and reputable physicians who are not employees or contractors of Employer, one of whom shall be selected by Employer, one of whom shall be selected by Employee, and the third of whom shall be selected jointly by the other two (2) physicians; provided, further, the determination of

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said physicians shall be binding upon the parties hereto, and the costs of such determination shall be borne by Employer. Employee's refusal or failure to submit to any examination or test requested by such physicians shall constitute a material breach of this Agreement. Notwithstanding any contrary provision of this Agreement, in the event of any such refusal or failure, Employee, in Employer's sole discretion, shall not be entitled to receive any incentive compensation under Section 3(b) hereinabove.

         (c) Employee may immediately terminate his employment with Employer hereunder, without notice, upon Employer's material breach of any provision of this Agreement. Except as otherwise provided in Subsection (b) immediately above, Employer may immediately terminate Employee's employment, without notice, upon Employee's material breach of any provision of this Agreement.

         11. Covenant Not To Compete.

         (a) Employee recognizes and agrees that by virtue of his employment with Employer, he will be afforded opportunities to become known to various referral and business sources, clients, customers, and contractors of Employer, and prospective clients, customers, and contractors of Employer and will have access to Employer's business methods, business plans, proprietary information, and trade secrets. Employee recognizes that such opportunities and such access are valuable, are of great personal benefit to him in his professional or business endeavors, and therefore provide a sufficient basis for the restrictive covenants contained herein. In recognition of the above, and in further consideration of Employer's employment of Employee, during the term of Employee's employment by Employer, whether pursuant to this Agreement, any automatic or other renewal hereof, or otherwise, and for a period of twelve (12) months following the termination or expiration of this Agreement or any extension thereof, or following the termination or expiration of Employee's employment by Employer for any reason whatsoever, Employee shall not directly or indirectly within the "restricted geographical area" enter into or engage in any endeavors in competition with the business of Employer as it now exists, or as it may exist in the future, as an individual on his own account, or as a partner, an employee or an agent for any partnership, entity, or corporation, or as an officer or a director of a corporation, or otherwise. For the purpose of this Agreement, the "restricted geographical area" shall encompass each state in the United States in which Employer is conducting business as of the expiration or termination of Employee's employment and each state in the United States in which Employer has commenced plans to conduct business during the aforesaid twelve (12) month period.

         (b) The period of time during which Employee is prohibited from engaging in the business practices specified in Subsection (a) above shall be extended by any length of time during which Employee is in breach of any covenant specified in Subsection (a) above.

         (c) It is acknowledged and agreed by the parties hereto that the

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foregoing restrictive covenants are essential elements of this Agreement, and that, but for the agreement of Employee to comply with such covenants, Employer would not have agreed to enter into this Agreement. Such covenants by Employee shall be construed as agreements independent of any other provision in this Agreement. The existence of any claim or cause of action of Employee against Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of such covenants.

         (d) It is agreed by parties hereto that if any covenant set forth in this Section 11 is held to be unreasonable, arbitrary, or against public policy, then such covenant shall be considered divisible both as to time and as to geographical area. Employer and Employee agree that, if any court of competent jurisdiction determines the specified time period or the specified geographical area to be unreasonable, arbitrary, or against public policy, then a lesser time period or geographical area which is determined to be reasonable, non-arbitrary, and not against public policy may be enforced against Employee. Employer and Employee agree that the foregoing covenants are appropriate and reasonable when considered in light of the nature and extent of the business conducted by Employer.

         (e) In the event of the breach or threatened breach by Employee of the covenants contained herein, Employee agrees that Employer shall be entitled to injunctions, both preliminary and final, without Employer's providing bond or security, enjoining and restraining such breach or threatened breach, and such remedies shall be in addition to all other remedies which may be available to Employer either at law or in equity. Employer and Employee agree and acknowledge that a violation of any covenant contained herein shall cause Employer to suffer irreparable damages and Employee agrees that he is estopped from subsequently asserting in any action to enforce the provisions of any covenant contained herein that Employer has an adequate remedy at law and therefore is not entitled to injunctive relief.

         (f) The provisions of this Section 11 shall be enforceable against Employee by any assignee or successor of Employer. Employer shall be entitled to assign its rights with respect to this Section 11. Any assignee or successor of Employer shall be vested with all rights of Employer under this Section 11, in the place and stead of Employer. The rights of an assignee or a successor of Employer shall include the right to enforce the provisions of this Section 11 by seeking redress from any court of competent jurisdiction. Employee understands and agrees that the tantamount purpose of the provisions of this Section 11 is to protect each legitimate business interest of Employer to the fullest extent permitted by law.

         (g) Notwithstanding anything contained herein to the contrary, this
Section 11 shall not be applicable if Employee's employment is terminated for any reason whatsoever within thirty (30) days after the Effective Date.

         12. Business Records. All business records, contracts, business

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documents, business methods, business plans, proprietary information, trade secrets, and data of any type concerning clients, customers, or contractors of Employer, or concerning any aspect of Employer's business, shall be and shall remain the property of Employer, notwithstanding the subsequent termination of this Agreement for any reason whatsoever. Employee hereby agrees that any and all of the aforesaid items, and any directly or indirectly related information of any nature, are solely Employer's property. Employee further agrees that upon the termination of his employment at any time for any reason whatsoever, any and all of the aforesaid items, and any directly or indirectly related information of any nature, shall continue to be Employer's property. Employee further agrees that now and upon termination of his employment at any time for any reason whatsoever, such aforesaid items and such related information shall not be removed from Employer's premises and shall not be copied by facsimile, notation or otherwise, without the prior written consent of Employer or the Board.

         13. Disclosure. During the term of this Agreement, Employee shall disclose, and disclose only to Employer, all ideas, methods, plans, development or improvements known by him which relate directly or indirectly to the business of Employer, whether acquired by Employee before or during his employment with Employer; provided, however, nothing in this Section 13 shall be construed as requiring any such communication or disclosure where the idea, plan, method, development, or improvement is lawfully protected from disclosure as a trade secret of a third party or by any other lawful prohibition against such communication or disclosure.

         14. Confidentiality. Employee agrees to keep in strict secrecy and confidence any and all information Employee assimilates or to which he has access during his employment with Employer, and which has not been publicly disclosed and is not a matter of common knowledge in the business in which Employer is engaged. Employee agrees that both during and after his employment with Employer, he will not, without the prior written consent of Employer or the Board, disclose any such confidential information to any third party, individual, partnership, joint venture, company, limited liability company, corporation, organization, or other entity.

         15. Specific Performance. Employee agrees that damages at law will be an insufficient remedy to Employer in the event that Employee violates the terms of Sections 11, 12, 13, or 14 of this Agreement, and that Employer, upon application to a court of competent jurisdiction, shall be entitled to obtain injunctive relief to enforce the provisions of such Sections, which injunctive relief shall be in addition to any other rights or remedies available to Employer. Employee shall reimburse Employer for all costs and expenses that directly or indirectly relate to Employer's successful enforcement of the terms of Sections 11, 12, 13, or 14 of this Agreement, including reasonable attorneys' fees incurred before trial, at trial, and in any appellate, arbitration, or mediation proceedings; provided, further, Employer shall reimburse Employee for all costs and expenses that directly or indirectly relate to Employee's successful defense of the terms of Section 11, 12, 13, or 14 of this Agreement, including reasonable attorneys' fees incurred before trial, at trial, and in any appellate, arbitration, or mediation proceedings.

         16. Compliance With Other Agreements. Employee represents and warrants that the execution of this Agreement by him and the performance of his obligations hereunder will not conflict with, result in a breach of, cause the termination of, or constitute a default under any other agreement to which Employee is a party or by which Employee is or may be bound. Employee agrees and promises to indemnify and hold harmless Employer from all loss, liability, claims, and expenses of any kind whatsoever, to which Employer is or might be subjected, either directly or indirectly, as a result of a breach by Employee of the representation and warranty specified in this Section 16.

         17. Notice To Parties. Any notice or other communication which is required or which may be given under this Agreement shall be in writing and shall be deemed to be effective (a) upon receipt if personally delivered or transmitted by telecopy or similar electronic transmission method; (b) upon receipt, if sent by recognized expedited delivery service; and (c) upon receipt, if mailed certified mail, return receipt requested, first class postage prepaid. In each case, notice shall be given to the parties hereto at the following addresses:

         To Employer at:                    Bobby Allison Wireless Corporation
                                            1200 Starkey Rd, Suite 105
                                            Largo, Florida 33771
                                            Facsimile No. (727) 581-4941

         With copy to:                      Christopher H. Norman, Esquire
                                            Hines Norman & Associates, P.L.
                                            315 South Hyde Park Avenue
                                            Tampa, Florida 33606
                                            Facsimile No. (813) 254-6153

         To Employee at:                    William L. McMahon
                                            10524 Cheval Place
                                            Bradenton, Florida  34202
                                            Facsimile No. _____________________
                                            E-Mail Address:  chi2fla@aol.com

         With a copy to:                    ___________________________________
                                            ___________________________________
                                            ___________________________________
                                            ___________________________________
                                            ___________________________________

Either party may change such party's address for the purposes of this Agreement by giving written notice of the new address to the other party in accordance with any medium described hereinabove. Rejection or other refusal to accept

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

delivery of any notice or communication required or permitted to be given under this Agreement shall cause the same to be effective when sent. The inability to deliver any notice or communication required or permitted to be given under this Agreement because of a changed address for which no notice was given shall cause the same to be effective when sent.

         18. Waiver of Breach. No assent or waiver, express or implied, of any breach of any one or more of the covenants, conditions or provisions of this Agreement shall be deemed a waiver of any subsequent breach, or a waiver of any other covenant, condition or provision of this Agreement.

         19. Binding Effect. The rights and obligations of the parties under this Agreement shall inure to the benefit of, and shall be binding upon, the respective heirs, devisees, executors, administrators, legal representatives, personal representatives, successors and assigns of the parties.

         20. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida. The state courts of Florida shall have exclusive jurisdiction over any judicial proceeding relating to any dispute arising out of the interpretation, performance, or breach of this Agreement.

         21. Entire Agreement. This Agreement contains all representations and the entire understanding and agreement between the parties. Correspondence, memoranda or agreements, whether written or oral, originating before the date of this Agreement are replaced in total by this Agreement unless otherwise specifically provided for in this Agreement.

         22. Attorney's Fees. The prevailing party to a dispute between, or litigation between, the parties hereto, if said dispute or litigation relates to this Agreement, shall be entitled to reimbursement from the non-prevailing party or parties for such prevailing party's reasonable costs and expenses, including reasonable attorneys' fees. For purposes of this Agreement, the "prevailing party" shall be deemed to be that party who obtains substantially the result sought, whether by settlement, mediated or otherwise, dismissal, or judgment. For purposes of this Agreement, the term "reasonable attorneys' fees" shall include, without limitation, the actual attorneys' fees incurred in retaining counsel for advice, negotiations, suit, appeal, or any other legal proceeding, including mediation and arbitration.

         23. Headings. The titles and headings of the various sections of this Agreement are intended solely for convenience of reference and are not intended to explain, modify or place any interpretation upon any of the provisions of this Agreement.

         24. Amendment. This Agreement may be amended only by a writing signed by both of the parties hereto.

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

         25. Severability. If any part of this Agreement is determined to be illegal or unenforceable, all other parts shall be given effect separately and shall not be affected.

         26. Additional Documents. Each party hereto agrees to execute and acknowledge, if required, any and all other documents and writings which may be necessary to carry out the purposes and provisions of this Agreement.

         27. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         28. Interpretation. The language used in this Agreement shall not be construed in favor of or against either of the parties hereto, but shall be construed as if both of the parties hereto prepared this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any such party.


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

         IN WITNESS WHEREOF, the parties have executed this Agreement on the dates or date set forth hereinbelow to be effective as of the Effective Date.

                                            BOBBY ALLISON WIRELESS CORPORATION


                                            By:
-------------------------                      ---------------------------------
Signature of Witness
                                            Printed Name:
-------------------------                                -----------------------
Printed Name of Witness                     Title:
-------------------------                         ------------------------------
Signature of Witness                        Date:
                                                 -------------------------------
-------------------------
Printed Name of Witness

-------------------------                        -------------------------------
Signature of Witness                             William L. McMahon

-------------------------                        Date:
Printed Name of Witness                               --------------------------

-------------------------
Signature of Witness

-------------------------
Printed Name of Witness

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